UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 29, 2025, Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the buyers named therein (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to the private placement (the “Private Placement”) of 3,125 shares (the “Preferred Shares”) of the Company’s Series D Convertible Preferred Stock, $0.001 par value, (the “Series D Preferred Stock”) for aggregate gross proceeds of approximately $2.5 million.

The Company expects the Private Placement to close on April 30, 2025, subject to customary closing conditions.

The Company agreed to seek stockholder approval for the issuance of all of the shares of the Company’s common stock, par value $0.001 (the “Common Stock”) issuable upon conversion of the Preferred Shares in accordance with the rules and regulations of the Nasdaq Stock Market.

The Company additionally agreed that, subject to certain exceptions, without the consent of the holders holding at least a majority of the Registrable Securities (as defined below), for the period commencing on April 29, 2025 and ending on the date immediately following the 90th trading day after the Applicable Date (as defined in the Purchase Agreement) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended), any Convertible Securities (as defined in the Purchase Agreement), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

Subject to the limitations described in the Purchase Agreement, for so long as any Preferred Shares are outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (as defined in the Purchase Agreement) (other than a Permitted Equity Line (as defined in the Purchase Agreement)). Additionally, the Purchase Agreement contains a participation right, which provides that, subject to certain exceptions, at any time on or prior to the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company complies with the notice procedures as outlined in the Purchase Agreement with respect to each Buyer, providing the opportunity for such Buyer to participate in such Subsequent Placement on a pro rata basis as described in the Purchase Agreement.

In addition, pursuant to the Purchase Agreement, the Company agreed (i) in lieu of the payments required pursuant Sections 10, 6 and 2(d) of the that certain certificate of designation (as amended, modified, or supplemented, the “Series C COD”) filed by the Company with the Secretary of State of the State of Delaware on July 19, 2024, for the purpose of establishing and designating the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), those two certain Senior Secured Notes issued by the Company, dated as of March 18, 2025, in the original principal amount of $156,250 each (the “March Notes”) and those two certain 20% OID Senior Secured Convertible Promissory Notes issued by the Company, dated as of April 4, 2025, in the original principal amount of $156,250 each (the “April Notes,” and together with the March Notes, the “Notes”), respectively, to redeem the Series C Preferred Stock and the Notes with 40% of the aggregate gross proceeds from each Eligible Equity Line Transaction (as defined in the Series C COD) in accordance with the mechanics in such sections of the Series C COD and the Notes, mutatus mutandis (the “Mandatory Redemptions”), and (ii) such Mandatory Redemptions shall be paid in order first to the holders of Series C Preferred Stock, next to the holders of March Notes and lastly to the holders of April Notes.

Certificate of Designations

Pursuant to the Purchase Agreement, the Company will file a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware prior to the Closing for the purpose of establishing and designating the Series D Preferred Stock. The following is a description of the principal terms of the Series D Preferred Stock which the Company will designate.

General. The Certificate of Designations authorizes a total of 5,000 shares of Series D Preferred Stock with an initial conversion price of $1.368 (the “Preferred Conversion Price”), which is subject to adjustment as provided in the Certificate of Designations. The Series D Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). Each share of Series D Preferred Stock is initially convertible into approximately 731 shares of Common Stock, subject to adjustment as provided in the Certificate of Designations. No fractional shares will be issued upon conversion; rather any fractional share will be rounded up to the nearest whole share.

Limitation on Beneficial Ownership. In all cases, conversion of the Series D Preferred Stock will be subject to a beneficial ownership limitation, which prevents the conversion of any portion of a holder’s Series D Preferred Stock if such conversion would cause the holder, together with its affiliates, to beneficially own more than 4.99%, or, at the option of such holder, 9.99% of the outstanding shares of Common Stock after giving effect to the conversion.

Voting Rights. Except as required by the Delaware General Corporation Law and the Certificate of Designations, the Series D Preferred Stock have no voting rights.

Dividends. From and after April 29, 2025, each holder of Series D Preferred Stock is entitled to receive dividends (“Dividends”), which Dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall increase the Stated Value of the Series D Preferred Stock on each Dividend Date (as defined in the Certificate of Designations). Dividends shall be payable in arrears on each Dividend Date with the first Dividend Date being the first Trading Day of the initial Fiscal Quarter commencing after April 29, 2025 (each as defined in the Certificate of Designations).

Dividends on the Series D Preferred Stock shall accrue at 10.0% per annum (the “Dividend Rate”) and be payable by way of inclusion of the Dividends in the Conversion Amount (as defined in the Certificate of Designations) on each Conversion Date (as defined in the Certificate of Designations) in accordance with the Certificate of Designations or upon any redemption in accordance with the Certificate of Designations or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations). From and after the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designations), the Dividend Rate shall automatically be increased to 18.0% per annum (the “Default Rate”).

Company Optional Redemption. At any time no Equity Conditions Failure (as defined in the Certificate of Designations) exists, the Certificate of Designations allows for optional redemption by the Company on the Company Optional Redemption Date (as defined in the Certificate of Designations) of all, but not less than all, of the Series D Preferred Stock then outstanding in cash at a 125% premium of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment.

Holder Optional Redemption. The Certificate of Designations allows for optional redemption by the holder at any time from and after the tenth business day prior to the Maturity Date of all or any number of shares of Series D Preferred Stock held by such holder at a purchase price equal to 100% of the Conversion Amount being redeemed by delivery of written notice to the Company.

Change of Control Redemption Right. A holder may also require the Company to redeem all or any number of shares of Series D Preferred Stock held by such holder in connection with a transaction that results in a Change of Control (as defined in the Certificate of Designations) in cash at a price equal to the greatest of (i) the product of (w) 125% multiplied by (y) the Conversion Amount of the Preferred Shares being redeemed, (ii) the product of (x) 125% multiplied by (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such holder delivers the Change of Control Redemption Notice (as defined in the Certificate of Designations) by (II) the Conversion Price then in effect and (iii) the product of (y) 125% multiplied by (z) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control divided by (II) the Conversion Price then in effect. Redemptions required by Section 6(b) in the Certificate of Designations shall have priority to payments to all other stockholders of the Company in connection with such Change of Control.

Anti-Dilutive Provisions. The Preferred Conversion Price is subject to adjustment upon the occurrence of specified events and subject to price-based adjustment in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Common Stock at a price below the then-applicable Preferred Conversion Price, as described in further detail in the Certificate of Designations.

Exchange Right. If a holder participates in a Subsequent Placement (as defined in the Certificate of Designations), such holder may elect to satisfy the purchase price of the securities to be sold to such holder in such Subsequent Placement, in whole or in part, with the Preferred Shares valued at 120% of the Conversion Amount of the Preferred Shares delivered by such holder as payment.

Equity Line Mandatory Redemption. At any time on or after such date that no shares of Series C Preferred Stock and Notes remain outstanding, if the Company sells any Common Stock (or other security) pursuant to any equity line of credit, at-the-market offering (or any similar transaction) with any Person (as defined in the Certificate of Designations) (including, with limitation, pursuant to a Permitted Equity Line (each, an “Equity Line”) (and each date the Company sells any shares of Common Stock pursuant to any such Equity Line, each an “Equity Line Trigger Date”, and each such sale, an “Eligible Equity Line Transaction”), the Company shall deliver written notice to each holder (each, an “Equity Line Mandatory Redemption Notice”) subject to the terms as provided in the Certificate of Designations. Unless waived in writing by an applicable holder, on the first (1st) Trading Day after such applicable Equity Mandatory Redemption Notice Date (as defined in the Certificate of Designations), the Company shall redeem in cash the applicable Equity Line Mandatory Redemption Preferred Shares (as defined in the Certificate of Designations) of such holder at the applicable Equity Line Mandatory Redemption Price (as defined in the Certificate of Designations), without the requirement for any notice or demand or other action by such holder or any other Person.

Ranking and Liquidation Preference. Except to the extent that the holders of at least a majority of the outstanding shares of Series D Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with the Certificate of Designations, all shares of capital stock of the Company shall be junior in rank to the Series D Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The Series D Preferred Stock will rank equal to the Company’s Series C Preferred Convertible Stock. The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Series D Preferred Stock. Without limiting any other provision of the Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series D Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Series D Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date (as defined in the Certificate of Designations). In the event of the merger or consolidation of the Company with or into another corporation, the shares of Series D Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

The foregoing description of the Series D Preferred Stock and Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the form of Certificate of Designations, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement.

On April 29, 2025, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Buyers. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Registrable Securities on or before the 15th calendar day following the closing of the Private Placement (the “Closing Date”) and to cause such registration statement to be declared effective by the SEC on or before the 45th calendar day following the Closing Date, subject to limited exceptions described therein. The Registrable Securities include, (i) all the shares of Common Stock underlying the Preferred Shares (the “Preferred Conversion Shares”), and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Series D Preferred Stock, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock (as defined in the Certificate of Designations) are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Certificate of Designations) into which the shares of Common Stock are converted or exchanged, without regard to any limitations on conversion of the Series D Preferred Stock, The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The Company has also agreed, among other things, to indemnify the Buyers, their directors, officers, shareholders, members, partners, employees, agents, advisors, representatives under the registration statement from certain liabilities and to pay all reasonable expenses incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing is only a summary of the material terms of the Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Purchase Agreement, the Form of Certificate of Designations and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1, 99.1, and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Series D Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 as amended as a transaction by an issuer not involving a public offering. The Buyers have acquired the securities not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1*	Form of Securities Purchase Agreement

10.2*	Form of Registration Rights Agreement

99.1	Form of Certificate of Designations of Series D Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements in this Current Report on Form 8-K include statements, but are not limited to, statements regarding the expected gross proceeds of the Private Placement and the timing of the closing of the Private Placement. Such statements are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Such risks and uncertainties are described in the Company’s periodic reports, including its annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2025	Windtree Therapeutics, Inc.

	By:	/s/ Jed Latkin
	Name:	Jed Latkin
	Title:	President and Chief Executive Officer